UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2006

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 of this Current Report on Form 8-K contains information with respect to compensation arrangements and other agreements between webMethods, Inc. ("webMethods" or the "Company") and certain of the Company’s principal officers. Such information is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 12, 2006, Mark Wabschall submitted his resignation as Executive Vice President, Chief Financial Officer and Treasurer of webMethods effective December 31, 2006, or such earlier date as the Board of Directors of the Company accepts such resignation. Also on September 12, 2006, Mr. Wabschall submitted his resignation as Chief Accounting Officer of the Company effective September 12, 2006. The Company has begun a retained search for a new Chief Financial Officer.

Following the date of termination of Mr. Wabschall’s employment, the Company expects to pay Mr. Wabschall severance payments consisting of his base salary and payments for disability, accident, health and life insurance benefits for a period of up to twelve months, consistent with the terms of the Executive Agreement between Mr. Wabschall and the Company.

(c) On September 12, 2006, the Board of Directors of webMethods appointed John Andary as Executive Vice President and designated him as principal financial officer of the Company. Mr. Andary has been engaged by the Company on an interim basis. Mr. Andary has more than 30 years of finance and accounting experience. Since 2002, Mr. Andary has worked as a business and financial consultant for public and private companies. From March 2004 to June 2004, Mr. Andary served as interim Chief Financial Officer of Covansys Corporation, a publicly-traded global consulting and technology company. From 1994 to 2001, he served as Chief Financial Officer of Syntel, Inc., a publicly-traded global information technology services company. Mr. Andary also has held various financial management positions with ADP, Inc. and Unisys Corporation, and worked as an audit manager with Coopers & Lybrand.

The Company and Mr. Andary have entered into a Services Agreement, pursuant to which Mr. Andary will be compensated at a rate of $220.00 per hour, with the expectation that he will devote on average at least 160 hours per month to the Company. The Services Agreement also provides that Mr. Andary will be reimbursed for reasonable out of pocket business and business-related expenses, including, but not limited to, transportation and lodging expenses. The Services Agreement will terminate on December 6, 2006, unless extended by mutual agreement of Mr. Andary and the Company.

Also on September 12, 2006, the Board of Directors of webMethods appointed Michael Krone as Chief Accounting Officer of the Company. Mr. Krone joined the Company as Vice President, Finance in June 2006. From March 2004 to June 2006, Mr. Krone served as an Industry Controller with Bearing Point, Inc. From August 2001 to March 2004, Mr. Krone served as Chief Financial Officer of Enterworks, Inc., a privately-held software company.

Mr. Krone’s annual base salary is $225,000. In addition, Mr. Krone is eligible for an annual bonus of up to 35% of his annual base salary. The Company expects the Compensation Committee of its Board of Directors to review Mr. Krone’s compensation in connection with his appointment as Chief Accounting Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

September 18, 2006	By:	/s/ DAVID MITCHELL

Name: DAVID MITCHELL
Title: President and Chief Executive Officer